UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2020

ONTO INNOVATION INC.
(Exact name of registrant as specified in its charter)
Delaware	001-39110	94-2276314
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16 Jonspin Road, Wilmington, Massachusetts 01887
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (978) 253-6200

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value per share	ONTO	New York Stock Exchange (NYSE)

Item 8.01. Other Events.

On November 23, 2020, Onto Innovation Inc. (“the Company”) issued a press release announcing that its Board of Directors has approved a share repurchase authorization to allow the Company to spend up to $100 million to repurchase shares of its common stock. This share repurchase authorization replaces the remaining balance of $28 million from the prior share repurchase authorization. Repurchases may be made through both public market and private transactions. The new authorization does not obligate the Company to repurchase any particular amount of common stock during any period and the program may be modified or suspended at any time at the Company's discretion.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release issued November 23, 2020
104	Cover Page Interactive Data File (the cover page iXBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Onto Innovation Inc.

Date: November 23, 2020	By: /s/ Robert A. Koch
Robert A. Koch VP, General Counsel & Secretary